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                                                                   EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45036) pertaining to the 1982 Incentive Stock Option Plan, the Registration Statement (Form S-8 No 333-18941) pertaining to the 1992 Director Incentive Stock Option Plan and the Registration Statement (Form S-8 No. 333-18939) pertaining to the 1992 Key Employee Stock Option Plan of ITC Learning Corporation of our report dated February 23, 1998, with respect to the consolidated financial statements of ITC Learning Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 1997.

/s/ Ernst & Young LLP

Washington, D.C.
March 11, 1998